UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2022

DPCM Capital, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39638 (Commission File Number)	85-0525645 (I.R.S. Employer Identification No.)

382 NE 191 Street, #24148 Miami, FL (Address of principal executive offices)	33179 (Zip Code)

(305) 857-5086

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	XPOA.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	XPOA	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	XPOA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 2, 2022, DPCM Capital, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in connection with the Transaction Agreement, relating to a proposed business combination between inter alios, DPCM, D-Wave Systems Inc.(“D-Wave”), and D-Wave Quantum, Inc. (“D-Wave Quantum”) (together with DPCM and D-Wave, in connection with the Transaction Agreement, the “Transaction”), as described in the proxy statement filed by the Company with the SEC on July 13, 2022 (the “Proxy Statement”). Present at the Special Meeting were holders of 27,041,549 shares of the Company’s common stock (the “Common Stock”) in person or by proxy, representing 72.11% of the voting power of the Common Stock as of June 10, 2022, the record date for the Special Meeting (the “Record Date”), and constituting a quorum for the transaction of business. As of the Record Date, there were 37,500,000 shares of Common Stock issued and outstanding.

At the Special Meeting, the Company’s stockholders approved the Transaction Proposal, the Equity Incentive Plan Proposal, and the Employee Stock Purchase Plan Proposal, in each case as defined and described in greater detail in the Proxy Statement. The Adjournment Proposal, as defined and described in greater detail in the Proxy Statement, was not presented to the Company’s stockholders as the Transaction Agreement Proposal, the Equity Incentive Plan Proposal, and the Employee Stock Purchase Plan Proposal each received a sufficient number of votes for approval.

Set forth below are the final voting results for the Transaction Agreement Proposal, the Equity Incentive Plan Proposal, and the Employee Stock Purchase Plan Proposal:

The Transaction Proposal

The proposal to adopt the Transaction Agreement, dated as of February 7, 2022 (as it may be amended and/or restated from time to time, the “Transaction Agreement”), by and among the Company, D-Wave Quantum, Inc., DWSI Holdings, Inc., DWSI Canada Holdings ULC, D-Wave Quantum Technologies, Inc., and D-Wave Systems Inc., and the transactions contemplated thereby, pursuant to which, among other things, D-Wave will become a wholly-owned subsidiary of D-Wave Quantum, was approved. The voting results were as follows:

Class A Common Stock and Class B Common Stock, voting together as a single class

For	Against	Abstentions
25,653,568	1,287,943	100,038

Class A Common Stock, voting separately as a single series

For	Against	Abstentions
18,153,568	1,287,943	100,038

The Equity Incentive Plan Proposal

The proposal to approve and adopt the 2022 Equity Incentive Plan, a copy of which was attached to the Proxy Statement as Annex B was approved. The voting results were as follows:

For	Against	Abstentions
23,652,887	3,286,175	102,487

The Employee Stock Purchase Plan Proposal

The proposal to approve and adopt the Employee Stock Purchase Plan, a copy of which was attached to the Proxy Statement as Annex C was approved. The voting results were as follows:

For	Against	Abstentions
24,500,407	2,438,044	103,098

Stockholders holding 29,097,787 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $291,365,553.22 (approximately $10.01 per share) will be removed from the Company’s Trust Account to pay such stockholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPCM CAPITAL, INC.

By:	/s/ Emil Michael
Name: Emil Michael Title: Chief Executive Officer

Date: August 5, 2022